As filed with the Securities and Exchange Commission on July 27, 2005

                                                     Registration No. 333-122987
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            Post-Effective Amendment
                                    No. 1 to
                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            Crimson Exploration Inc.
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

            Delaware                                           87-0444770
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                           identification number)

                      480 N. Sam Houston Parkway, Suite 300
                              Houston, Texas 77060
                             (281) 820-1919 (Address
                               including zip code,
                   and telephone number, including area code,
                  of registrant's principal executive offices)


                     1994 Stock Option and Compensation Plan
                                       and
                     2004 Stock Option and Compensation Plan
                            (Full title of the plan)


                                  JIM C. BIGHAM
                          Vice President and Secretary
                      480 N. Sam Houston Parkway, Suite 300
                              Houston, Texas 77060
                                 (281) 820-1919
            (Name, address and telephone number of agent for service)

                                EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 is being filed by Crimson Exploration Inc., a Delaware corporation (the "Registrant"), the successor registrant to GulfWest Energy Inc., a Texas corporation (the "Texas Corporation"). This Post-Effective Amendment No. 1 is being filed with the Securities and Exchange Commission (the "Commission") as the result of the reincorporation merger (the "Reincorporation") that became effective on June 29, 2005. The Reincorporation was effected by a merger of the Texas Corporation with and into the Registrant, which, prior to effecting the Reincorporation, was a wholly-owned subsidiary of the Texas Corporation.

     Pursuant to the terms of the Agreement and Plan of Merger between the Registrant and the Texas Corporation, each outstanding share of Class A common stock was automatically converted into one share of the Registrant's common stock, and each share of each series of preferred stock of the Texas Corporation was automatically converted into one share of the corresponding series of the Registrant's preferred stock, in each case at the time the Reincorporation became effective. Each stock certificate representing issued and outstanding shares of capital stock of the Texas Corporation continues to represent the same number and kind of capital stock of the Registrant. The Registrant assumed all unexercised and unexpired options outstanding under the Texas Corporation's 1994 Stock Option and Compensation Plan and the Texas Corporation's 2004 Stock Option and Compensation Plan. The Texas Corporation's Class A common stock was quoted on the Over-the-Counter Bulletin Board, and the Registrant's common stock continues to be quoted on the Over-the-Counter Bulletin Board under the symbol "CXPI".

     The Reincorporation was approved by the shareholders of the Texas Corporation at the annual meeting of shareholders of the Texas Corporation held on June 1, 2005 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In accordance with paragraph (d) of Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant, as the successor registrant to the Texas Corporation, hereby expressly adopts the Registration Statement of the Texas Corporation on Form S-8, Registration Statement No. 333-122987, as its own Registration Statement for all purposes of the Securities Act and the Exchange Act, which adoption is effective as of and at the effective time of the Reincorporation.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employee participants in the 1994 and 2004 Stock Option and Compensation Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424. These documents and other documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The following information is incorporated by reference herein:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed March 31, 2005;

     (b) Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004 filed February 25, 2005;

     (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed May 16, 2005;

     (d)  Our Current Report on Form 8-K filed March 4, 2005;

     (e)  Our Current Report on Form 8-K filed April 7, 2005;

     (f)  Our Current Report on Form 8-K filed July 5, 2005;

     (g)  Our Current Report on Form 8-K filed July 21, 2005;

     (h) The description of our Common Stock contained in our Amendment to our Form 8-A filed July 26, 2005, including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

     Crimson Exploration Inc.
     480 N. Sam Houston Parkway E., Suite 300
     Houston, Texas 77060
     Attention:  Jim C. Bigham
     (281) 820-1919

     All reports that we subsequently file under Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that


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


deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof.

ITEM 4.           DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees or agents, or persons serving in such capacity at the Registrant's request at another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, other than an action by or in the right of the Registrant, to which such director, officer, employee or agent may be a party, provided such person shall have acted in good faith and shall have reasonably believed that his conduct was in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Registrant against a director, officer, employee or agent, the Registrant has the power to indemnify such director, officer, employee or agent for actual and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such suit (a) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and (b) if found liable to the Registrant, only if ordered by a court of law. Section 145 provides that such section is not exclusive of any other indemnification rights granted by the Registrant to directors, officers, employees or agents. The Delaware General Corporation Law provides for mandatory indemnification of directors and officers where such director or officer is successful on the merits in the types of proceedings discussed above.

     The Certificate of Incorporation and Bylaws of the Registrant provides for mandatory indemnification of directors to the fullest extent authorized or permitted by applicable law. The right to indemnification is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. Our Bylaws provide that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director in his capacity as a director or officer of the Registrant may be made only upon delivery to the Registrant of an undertaking to repay all advanced amounts if it is ultimately determined by final nonappealable judicial decision that such person is not entitled to be indemnified for those expenses.

     The Certificate of Incorporation of the Registrant also contains a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

     The Registrant has obtained insurance on behalf of the Registrant and its directors and officers individually against certain liabilities. By reason of this coverage, the Registrant and its directors and officers will be insured against most lawsuits and claims arising from unintentional acts or omissions, including such lawsuits and claims brought under the federal securities laws (other than under Section 16(b) of the Exchange Act). In addition our directors and officers have entered into indemnification agreements providing for indemnification and advancement of expenses in connection with legal proceedings.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.           EXHIBITS.

Number              Description
------              -----------
   (1)4.1           Certificate of Incorporation of Crimson Exploration Inc.
   (1)4.2           Bylaws of Crimson Exploration Inc.
   (1)4.3           Certificate of Designation, Preferences and Rights of Series
                    D Preferred Stock of Crimson Exploration Inc.
   (1)4.4           Certificate of Designation, Preferences and Rights of Series
                    E Cumulative Convertible Preferred Stock of Crimson
                    Exploration Inc.
   (1)4.5           Certificate of Designation, Preferences and Rights of Series
                    G Convertible Preferred Stock of Crimson Exploration Inc.
   (1)4.6           Certificate of Designation, Preferences and Rights of Series
                    H Convertible Preferred Stock of Crimson Exploration Inc.
   (2)4.7           1994 Stock Option and Compensation Plan, amended and
                    restated as of April 1, 2001
   (3)4.8           2004 Stock Option and Compensation Plan
   (3)4.9           Forms of Option Agreements
        5           Opinion of Legal Counsel, filed herewith
     23.1           Consent of Legal Counsel, included as part of Exhibit 5
  (4)23.2           Consent of Independent Auditors
 (4)23.3            Consent of Independent Petroleum Engineers
       24           Power of Attorney (included on signature page of this
                    Registration Statement)

(1) Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2) Incorporated by reference to the exhibits to our proxy statement on Form DEF 14A, filed with the Commission on April 16, 2001.
(3)  Previously filed on February 25, 2005.
(4) Incorporated by reference to our exhibits to the Annual Report on Form 10-K filed March 31, 2005, for the year ended December 31, 2004.

ITEM 9.           UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               S I G N A T U R E S

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas, on the 27th day of July, 2005.

                         CRIMSON EXPLORATION INC.


                         By: /s/ Allan D. Keel
                             ---------------------------------------------------
                            Allan D. Keel, President and Chief Executive Officer


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Allan D. Keel and E. Joseph Grady as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No.1 to this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.



Signature                                Title                                    Date
---------                                -----                                    ----
/s/ Allan D. Keel                        President, Chief Executive               July 27, 2005
---------------------------------        Officer and Director
Allan D. Keel

/s/ E. Joseph Grady                      Senior Vice President and Chief          July 27, 2005
---------------------------------        Financial Officer
E. Joseph Grady

/s/ Richard L. Creel                     Vice President of Finance and            July 27, 2005
---------------------------------        Controller
Richard L. Creel

/s/ B. James Ford                        Director                                 July 27, 2005
---------------------------------
B. James Ford

/s/ Skardon F. Baker                     Director                                 July 27, 2005
---------------------------------
Skardon F. Baker

/s/ Lee B. Backsen                       Director                                 July 27, 2005
---------------------------------
Lee B. Backsen

/s/ Lon McCain                           Director                                 July 27, 2005
---------------------------------
Lon McCain


                                  EXHIBIT INDEX

Number              Description
------              -----------
   (1)4.1           Certificate of Incorporation of Crimson Exploration Inc.
   (1)4.2           Bylaws of Crimson Exploration Inc.
   (1)4.3           Certificate of Designation, Preferences and Rights of Series
                    D Preferred Stock of Crimson Exploration Inc.
   (1)4.4           Certificate of Designation, Preferences and Rights of Series
                    E Cumulative Convertible Preferred Stock of Crimson
                    Exploration Inc.
   (1)4.5           Certificate of Designation, Preferences and Rights of Series
                    G Convertible Preferred Stock of Crimson Exploration Inc.
   (1)4.6           Certificate of Designation, Preferences and Rights of Series
                    H Convertible Preferred Stock of Crimson Exploration Inc.
   (2)4.7           1994 Stock Option and Compensation Plan, amended and
                    restated as of April 1, 2001
   (3)4.8           2004 Stock Option and Compensation Plan
   (3)4.9           Forms of Option Agreements
        5           Opinion of Legal Counsel, filed herewith
     23.1           Consent of Legal Counsel, included as part of Exhibit 5
  (4)23.2           Consent of Independent Auditors
 (4)23.3            Consent of Independent Petroleum Engineers
       24           Power of Attorney (included on signature page of this
                    Registration Statement)

(1) Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2) Incorporated by reference to the exhibits to our proxy statement on Form DEF 14A, filed with the Commission on April 16, 2001.
(3)  Previously filed on February 25, 2005.
(4) Incorporated by reference to our exhibits to the Annual Report on Form 10-K filed March 31, 2005, for the year ended December 31, 2004.